Exhibit 10.15

SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT (the “Agreement”) is dated effective April 15, 2022 and made

BETWEEN:

(1)	ALLIED ESPORTS ENTERTAINMENT INC., a company incorporated in the State of Delaware with limited liability and listed on the NASDAQ Stock Market (Nasdaq: AESE) (“AESE”) with registered office in the United States at 160 Greentree Drive, Suite 101, Dover, DE 19904, County of Kent; and
(2)	OURGAME INTERNATIONAL HOLDINGS LIMITED 聯眾國際控股有限公司, an exempted company incorporated with limited liability under the laws of the Cayman Islands with registered office at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands and with company number OI-283325, and registered as a non-Hong Kong company under Part 16 of the Companies Ordinance (Cap. 622) of the Laws of Hong Kong with company number 62840090-000-02-21-3 and listed on the main board of The Stock Exchange of Hong Kong Limited (stock code: 6899) (“Ourgame”) with registered office in Hong Kong at 31/F, Tower Two, Times Square, 1 Matheson Street, Causeway Bay, Hong Kong.
1.	RECITALS
(a)	Ourgame, through its wholly-owned subsidiary, Primo Vital Limited, is the beneficial owner of certain outstanding common stock of AESE.
(b)	Pursuant to Clause 4 of the Amendment to Agreement and Plan of Reorganization (the “Amendment”) entered into between AESE, formerly known as “Black Ridge Acquisition Corp.” , Allied Esports Media, Inc. (“Allied Esports”), Noble Link Global Limited and Ourgame on August 5, 2019, Ourgame is entitled to retain “… US$1,000,000 of loan proceeds from the Interim Financing for payment of the accounting, finance and legal expenses incurred by Ourgame to obtain shareholder approval and Hong Kong Stock Exchange approval of the Mergers …” (the “Retained Loan Proceeds”);
(c)	On July 12, 2021, AESE consummated the disposition of the entire equity interests of Club Services, Inc. (“Club Services”), pursuant to the terms of the Amended and Restated Stock Purchase Agreement dated as of March 29, 2021, as amended on March 29, 2021, by and among AESE, Allied Esports, Club Services, Inc. and Elements Partners, LLC (the “Transaction”).
(d)	The Transaction constituted a very substantial disposal (as defined by the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (“HKEX”)) to Ourgame and Ourgame incurred various fees in this regard in connection with, among other things, obtaining the approval of its Board of Directors, stockholders and the HKEX (the “Transaction Fees”).
(e)	Ourgame previously delivered to AESE an invoice seeking an aggregate reimbursement of $2,300,000 related to the Retained Loan Proceeds and $1,300,000 of Transaction Fees.
(f)	AESE and Ourgame disagree as to whether (i) AESE previously paid or Ourgame retained the Retained Loan Proceeds, and (ii) AESE previously agreed to reimburse to Ourgame any Transaction Fees.
(g)	The parties have agreed to finally and fully resolve such disagreement upon the terms and conditions set forth in this Agreement.
2.	Payment to ourgame

As the full and final settlement of any and all claims of Ourgame related to the Retained Loan Proceeds and Transaction Fees, AESE agrees to reimburse Ourgame an aggregate of $1,800,000 USD, which shall be payable within five business days after the date hereof, via wire transfer in accordance with the wire instructions provided by Ourgame (the “Settlement Payment”):

3.	RELEASE OF CLAIMS

Ourgame, in consideration of and subject to its receipt of the Settlement Amount, on its own behalf and on behalf of its representatives, officers, directors, employees, agents, advisors, stockholders, and other persons acting under the direction, control, or on behalf of Ourgame (collectively, the “Releasing Parties”), irrevocably waives, releases, and discharges, to the fullest extent permitted by applicable law, any and all claims, demands, causes of action, suits, controversies, losses, damages, costs, expenses, attorneys’ fees, obligations, and rights to relief, and all other unspecified claims or damages of any kind, whether known or unknown, asserted or unasserted, accrued or unaccrued as of the date of this Agreement, against AESE, Allied Esports, or their representatives, officers, directors, employees, agents, advisors, stockholders, and other persons acting under the direction, control, or on behalf of AESE or Allied Esports (the “Released Parties”) that are based in whole or in part on any and all acts and omissions occurring prior to the date of this Agreement, including but not limited to the Amendment, Retained Loan Proceeds, Transaction Fees and the Transaction (the “Released Claims”).

It is the agreement and intention of the parties that this Agreement, including the release set forth above, shall operate as a full and final settlement of any and all past, present and future liabilities owed to any and all of the Releasing Parties arising out of or under or relating to, directly or indirectly, the Released Claims; provided, however, that nothing contained herein shall release any party of obligations set forth in this Agreement.

4.	NO FURTHER OBLIGATIONS

No Released Party shall be responsible or obliged to pay any Releasing Party, or any vendor thereof, for any fees or expenses incurred or expended by or on behalf of any Releasing Party related to or arising from any actual or proposed subsequent transactions involving the Released Parties, including but not limited to any sale, license or other disposition of the assets, capital stock, investments or businesses of AESE or any of its subsidiaries, including but not limited to Allied Esports International, Inc., or any acquisition of any company or business by AESE, whether such fees relate to Ourgame’s obligations under the HKEX, the solicitation or approval of Ourgame’s Board of Directors or stockholders, or otherwise. The Releasing Parties acknowledge and agree that such fees and expenses shall be borne solely by Ourgame, and not any Released Party.

5.	GOVERNING LAW

All disputes, whether equitable or legal in nature, that arise under this Agreement that relate in any way to the rights or duties of the parties hereto or thereto, shall be governed by the internal laws of the state of New York, USA, without regard to the conflict or choice-of-laws provisions thereof..

6.	CONSENT TO JURISDICTION

The laws of the State of New York will govern the validity, construction, and performance of this Agreement, without regard to the conflict of law provisions of any other jurisdictions. Each party irrevocably consents to the exclusive jurisdiction of courts in New York for the purposes of any action arising out of or related to this Agreement, including any actions for temporary, preliminary, and permanent equitable relief. Each party irrevocably waives its right, if any, to have any disputes between the parties arising out of or related to this Agreement decided in any jurisdiction or venue other than a state or federal court in the State of New York, and waives any claims of an inconvenient forum. Further, Employee agrees that the courts in the State of New York shall have subject matter jurisdiction over claims relating to the validity, construction and performance of this Agreement and personal jurisdiction over each party.

7.	General

This Agreement may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of this Agreement This Agreement constitutes the sole and entire agreement of the parties with respect to the subject matter of this Agreement, and supersedes all prior and contemporaneous understandings, agreements, or representations, both written and oral, with respect to the subject matter. This Agreement may not be modified, altered, or changed in any way except by written agreement signed by each party’s duly authorized representative. Each of the Released Parties is an intended third-party beneficiary of this Agreement.

Signature Page follows

signed by

AESE

For and on behalf of

ALLIED ESPORTS ENTERTAINMENT INC.

/s/ Lyle Berman
Lyle Berman, Interim Chief Executive Officer

Ourgame

For and on behalf of

OURGAME INTERNATIONAL HOLDINGS LIMITED

/s/ Lu Jingsheng

Signed
by: Lu Jingsheng
Title: Executive Director

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